UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2022

 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.
On February 1, 2022 (the “Closing Date”), Oasis Petroleum Inc., a Delaware corporation (the “Company”), announced that on the Closing Date, Oasis Midstream Partners LP (“OMP”) completed the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 25, 2021, by and among OMP, Crestwood Equity Partners LP, a Delaware limited partnership (“Crestwood”), Project Falcon Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of Crestwood (“Merger Sub”), Project Phantom Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of Crestwood (“GP Merger Sub”), OMP GP LLC, a Delaware limited liability company and the general partner of OMP (“OMP GP”), and, solely for the purposes of Section 2.1(a)(i) of the Merger Agreement, Crestwood Equity GP LLC, the general partner of Crestwood. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into OMP (the “LP Merger”), with OMP surviving the LP Merger as a subsidiary of Crestwood, and GP Merger Sub merged with and into OMP GP (the “GP Merger” and, together with the LP Merger, the “Mergers”), with OMP GP surviving the GP Merger as a wholly owned subsidiary of Crestwood.
Affiliate Agreements
On February 1, 2022, in connection with the closing of the Mergers and pursuant to the terms of the Merger Agreement, the Company terminated the agreements described below amongst the Company, OMP and certain of their affiliates.
Contribution and Simplification Agreement
On March 22, 2021, OMP entered into a Contribution and Simplification Agreement (the “Contribution and Simplification Agreement”) with OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”), Oasis Midstream Services LLC, a Delaware limited liability company (“OMS”), OMP GP, OMP Operating LLC, a Delaware limited liability company (“OMP Operating”), OMP DevCo Holdings Corp., a Delaware corporation, Beartooth DevCo LLC, a Delaware limited liability company (“Beartooth DevCo”), Bobcat DevCo LLC, a Delaware limited liability company (“Bobcat DevCo”), OMS Holdings Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of OMS Holdings, and for limited purposes set forth therein, the Company, pursuant to which, among other things, the Company contributed its remaining interests in Beartooth DevCo and Bobcat DevCo to OMP and OMP’s incentive distribution rights were eliminated. The transactions contemplated by the Contribution and Simplification Agreement were consummated on March 30, 2021. The Contribution and Simplification Agreement also implemented among other things, a right of first refusal in favor of OMP with respect to the midstream opportunities in the Painted Woods and City of Williston operating areas of the Company.
Omnibus Agreement
On September 25, 2017, in connection with the closing of OMP’s initial public offering (the “IPO”), OMP entered into an Omnibus Agreement, by and among OMP, the Company, Oasis Petroleum LLC, OMS Holdings, OMS, OMP GP and OMP Operating, pursuant to which, among other things, (a) the Company granted OMP a right of first offer with respect to any midstream assets that the Company or any successor to the Company builds with respect to its current acreage and elects to sell in the future, which right of first offer converts into a right of first refusal upon a change of control of the Company, (b) the Company provided OMP with a license to use certain Company-related names and trademarks in connection with OMP’s operations and (c) the Company and OMP agreed to certain indemnities for environmental and other liabilities.

Services and Secondment Agreement
On September 25, 2017, in connection with the closing of the IPO, OMP entered into a 15-year Services and Secondment Agreement with the Company (the “Services and Secondment Agreement”), pursuant to which the Company performed centralized corporate, general and administrative services for OMP. The Company also seconded to OMP certain of its employees to operate, construct, manage and maintain OMP’s assets. The Services and Secondment Agreement required OMP to reimburse the Company for direct general and administrative expenses incurred by the Company for the provision of the above services. Additionally, OMP reimbursed the Company for compensation and certain other expenses paid to employees of the Company that were seconded to OMP and who spent time managing and operating OMP’s business.
The foregoing summaries of the Contribution and Simplification Agreement, the Omnibus Agreement and the Services and Secondment Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each such agreement, copies of which are filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2021, Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2017 and Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2017, respectively, and in each case, incorporated herein by reference.
Tax Plan
The Board of Directors of the Company (the “Board”) previously adopted a Tax Benefits Preservation Plan, dated as of August 3, 2021 (the “Tax Plan”), by and between the Company and Computershare Trust Company, N.A., as rights agent.
Under the Tax Plan, the Rights (as defined in the Tax Plan) were issued to reduce the risk that the Company’s ability to use its net operating losses and certain other tax attributes (collectively, the “Tax Benefits”) to reduce potential future income tax obligations would become subject to limitations by reason of the Company experiencing an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The Company generally will experience an ownership change if the percentage of the Company’s stock owned by its “5-percent shareholders,” as defined in Section 382 of the Tax Code, increases by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period (or, if a shorter period, since the Company’s last ownership change). Pursuant to Section 7(a) of the Tax Plan, the Rights will expire at the earliest to occur of, among other things, the close of business on the date set by the Board following a determination by the Board that the Tax Plan is no longer necessary or desirable for the preservation of Tax Benefits or no Tax Benefits are available to be carried forward or are otherwise available.
On February 1, 2022, the Company announced that the Tax Plan will terminate, pursuant to its terms, immediately following the Effective Time (as defined below). Accordingly, at the close of business on February 1, 2022, the Rights became null, void and of no further effect.
The foregoing summary of the Tax Plan does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Tax Plan, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2021 and incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.
On the Closing Date: (i) 6,520,944 common units representing limited partner interests in OMP (“OMP Common Units”) that were issued and outstanding immediately prior to the effective time of the Mergers (the “Effective Time”) and owned by subsidiaries of the Company (such OMP Common Units, the “Sponsor Cash Units”), were converted into $150,000,000 in cash in the aggregate and each other OMP Common Unit issued and outstanding immediately prior to the Effective Time owned by the Company or its subsidiaries (other than OMP) (the “Sponsor Equity Units” and, together with the Sponsor Cash Units, the “Sponsor Units”) were converted into 0.7680 common units representing limited partner interests in Crestwood (the “Crestwood Common Units”); (ii) each OMP Common Unit that was issued and outstanding immediately prior to the Effective Time (other than the Sponsor Units) was converted into 0.8700 Crestwood Common Units and (iii) all of the limited liability company interests of OMP GP that were issued and outstanding as of immediately prior to the Effective Time were converted into $10,000,000 in cash in the aggregate. Upon completion of the Mergers, the Company owned approximately 21.7% of the issued and outstanding Crestwood Common Units.
The foregoing summary of the Merger Agreement and Mergers does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2021 and incorporated herein by reference.
Item 3.03    Material Modification of Rights of Security Holders.
    The information set forth in Item 1.02 to this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 8.01    Other Events.
    On February 1, 2022, the Company issued a press release announcing the completion of the Mergers and the termination of the Tax Plan pursuant to its terms. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(b) Pro Forma Financial Information
The unaudited pro forma condensed consolidated financial information, comprised of the unaudited pro forma condensed consolidated balance sheet as of September 30, 2021, the related unaudited pro forma condensed consolidated statements of operations for the nine month period ended September 30, 2021, the period from January 1, 2020 through November 19, 2020, the period from November 20, 2020 through December 31, 2020, the year ended December 31, 2019 and the year ended December 31, 2018, and the related notes to the unaudited pro forma condensed consolidated financial information, giving effect to the Mergers as if they occurred on (i) September 30, 2021, in the case of the pro forma balance sheet and (ii) January 1, 2020, in the case of the pro forma statements of operations, are filed herewith.
(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Tax Benefits Preservation Plan, dated as of August 3, 2021, by and between Oasis Petroleum Inc. and Computershare Trust Company, N.A., as rights agent (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on August 4, 2021, and incorporated herein by reference).

99.1	Press Release, dated February 1, 2022.

99.2	Unaudited pro forma condensed consolidated financial information of Oasis Petroleum Inc.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: February 1, 2022	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary